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                           BRIDGFORD FOODS CORPORATION

                                  EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

         Name of Subsidiary                                        State in which Incorporated
         ------------------                                        ---------------------------
      Bridgford Marketing Company                                          California
      Bridgford Meat Company                                               California
      Bridgford Food Processing Corporation                                California
      Bridgford Food Processing of Texas, L.P.**                              Texas
      A.S.I. Corporation                                                   California
      Bridgford Distributing Company of
       Delaware (inactive)                                                  Delaware
      American Ham Processors, Inc.* (inactive)                             Delaware
      Bert Packing Company (inactive)                                       Illinois
      Moriarty Meat Company (inactive)                                      Illinois

      * - No shares have been issued.
      ** - Limited Partnership.